1947-2


Western Pacific Airlines, Inc.
2864 South Circle Drive
Suite 1100
Colorado Springs, CO  80906


Subject:          Letter Agreement No. 1947-2 to
                  Purchase Agreement No. 1947 --
                  Waiver of Aircraft Demonstration Flights


This Letter Agreement amends Purchase Agreement No. 1947 dated as of even date herewith (the Agreement) between The Boeing Company (Boeing) and Western Pacific Airlines, Inc. (Buyer) relating to Model 737-300 aircraft (the Aircraft).

All terms not defined herein have the same meaning as in the Agreement.

1.       Fuel Entitlement at Delivery.

         At the time of delivery of the Aircraft, Boeing will provide to Buyer, at no charge, 1,000 gallons of jet fuel.

2.       Waiver of Demonstration Flight.

         Notwithstanding the provisions of the Agreement requiring the Aircraft to be test flown prior to delivery for the purpose of demonstrating to Buyer the functioning of such Aircraft and its equipment, upon notice to Boeing 90 days prior to the scheduled date of the Aircraft delivery, or as agreed between the parties, Buyer may waive such flight. With respect to each waived demonstration flight, the following provisions will apply:




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Western Pacific Airlines, Inc.
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3.       Additional Fuel.

         Promptly after delivery of the Aircraft, Boeing will load on the Aircraft an amount of jet fuel which together with the 1,000 gallons provided at delivery, equals a full tank of jet fuel.

4.       Reimbursement for Correction of Flight Discrepancies.

         4.1      Ferry Flight.

                  Except for Aircraft to be used promptly after delivery for Boeing flight crew training provided to Buyer at or near Seattle, Washington, Boeing will reimburse Buyer for Buyer's direct labor costs (as defined below) and the cost of any material (Correction Costs) required to correct any flight discrepancy detected by Buyer while the Aircraft is being ferried from Seattle, Washington, to a location chosen by Buyer, to the extent such Correction Costs and labor costs are not covered under a warranty provided by Boeing or by any of its suppliers. Within 90 days after the date of such ferry flight Buyer will submit to Boeing's Director, Product Assurance Contracts, at Renton, Washington, a written itemized statement describing any such flight discrepancy and indicating the Correction Costs incurred by Buyer for the correction of such flight discrepancy.

         4.2      Training Flights.

                  If the Aircraft will be used promptly after its delivery for Boeing flight crew training at or near Seattle, Washington, Boeing will reimburse Buyer for any Correction Costs, and for any charges by Boeing to Buyer for labor (Boeing Labor Charges) required to correct any flight discrepancy which may be detected by Buyer during such flight crew training to the extent such Correction Costs and such Boeing Labor Charges are not covered under a warranty provided by Boeing or by any of its suppliers. Within 90 days after the completion of such flight crew training, Buyer will submit to Boeing's Director, Product Assurance Contracts, at Renton, Washington, a written itemized statement describing any such flight discrepancy and indicating the Correction Costs and Boeing Labor Charges incurred by Buyer for the correction of such flight discrepancy.

         4.3      Definitions.

                  For purposes of reimbursement under this paragraph; (i) Buyer's direct labor costs will be determined using the Warranty Labor Rate in effect between the parties as of the date such labor is expended, and (ii) flight discrepancies mean any failure


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Western Pacific Airlines, Inc.
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or malfunction  of such Aircraft,  or the  accessories,  equipment,  systems and
parts  installed   therein  which  results  from  a  defect  in  such  Aircraft, accessories, equipment, systems and parts or a nonconformance to the Detail Specification for such Aircraft which was present at the time of delivery of the
Aircraft  to  Buyer  and  which,  if  detected   during  a  Boeing   predelivery
demonstration flight, would have been reported in the pilot's flight discrepancy report and would have been corrected by Boeing prior to the delivery of such Aircraft to Buyer.

5.       Return of Aircraft.

         If any flight discrepancy as defined above is detected by Buyer during the ferry flight of any Aircraft, which requires the return of such Aircraft to Boeing's facilities at Seattle, Washington, for correction by Boeing, title to and risk of loss of such Aircraft will at all times remain with Buyer and Boeing will have such responsibility for such Aircraft while it is on the ground at Boeing's Seattle, Washington, facilities as is chargeable by law to a bailee for mutual benefit, but Boeing will not be chargeable for loss of use.


Very truly yours,

THE BOEING COMPANY



By
  --------------------

Its     Attorney-In-Fact


ACCEPTED AND AGREED TO this

Date:                    , 1996


WESTERN PACIFIC AIRLINES, INC.



By
  ---------------------------
Its




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